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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-41357) of Choice Hotels International, Inc. of our report dated June 25, 2002 relating to the financial statements of Choice Hotels International, Inc. Retirement, Savings and Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Washington, DC
June 26, 2002

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